Exhibit T3A.7

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/23/2001 010036999 - 2524756

Certificate of Amendment to Certificate of Formation

of

CITIZENS TELECOMMUNICATIONS COMPANY OF TENNESSEE L.L.C.

It is hereby certified that:

1.	The name of the limited liability company
(hereinafter called the “limited liability company”) is:

CITIZENS TELECOMMUNICATIONS COMPANY OF TENNESSEE L.L.C.

2.	The certificate of formation of the limited liability company is hereby amended by striking out Article Second thereof and by substituting in lieu of said Article the following new Article:

The name and address of the registered agent in Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, DE 19808, in the county of New Castle.

The effective time of the amendment herein certified shall be upon filing.

Executed on 1/12, 2001.

Signature:	/s/ Virginia L. Coogle
Name:	Virginia L. Coogle
On Behalf of:	Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)